SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2005 (July 21, 2005)

Nextel Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19656	36-3939651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 433-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

     The following information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 21, 2005, the Company issued a press release announcing certain financial and operating results for the three month period ended June 30, 2005. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

ITEM 8.01 Other Events.

     On July 21, 2005, Nextel announced certain financial and operating results for the three month period ended June 30, 2004, including the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited
Consolidated Statement of Operations
(in millions, except per share amounts)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenues

Service revenues	$6,695	$5,715	$3,439	$2,939
Handset and accessory revenues	732	677	380	350

	7,427	6,392	3,819	3,289

Operating expenses
Cost of service (exclusive of depreciation included below)	1,150	891	598	455
Cost of handset and accessory revenues	1,093	985	561	496
Selling and marketing	1,211	1,029	616	534
General and administrative (including merger-related costs of $45, $0, $35 and $0)	1,240	1,020	635	544
Depreciation and amortization	1,026	896	519	453

Operating income	1,707	1,571	890	807
Interest expense	(256)	(309)	(128)	(155)
Interest income	31	15	18	7
Loss on retirement of debt	(37)	(51)	—	(34)
Realized gain on sale of investments	—	26	—	—
Equity in earnings of unconsolidated affiliates and other	45	1	26	—

Income before income tax (provision) benefit	1,490	1,253	806	625
Income tax (provision) benefit (1)	(361)	684	(272)	717

Net income	1,129	1,937	534	1,342
Mandatorily redeemable preferred stock dividends and accretion (2)	(16)	(4)	(10)	(2)

Income available to common stockholders	$1,113	$1,933	$524	$1,340

Earnings per common share
Basic	$0.99	$1.74	$0.46	$1.21

Diluted	$0.97	$1.67	$0.46	$1.16

Weighted average number of common shares outstanding

Basic	1,125	1,108	1,129	1,110

Diluted	1,143	1,168	1,146	1,173

Selected Balance Sheet Data
(in millions)

	June 30,	December 31,
	2005	2004
Cash and cash equivalents and short-term investments	$2,774	$1,814
Accounts receivable, less allowance for doubtful accounts of $65 and $64	1,613	1,452
Property, plant and equipment, net	10,279	9,613
Intangible assets, net	7,728	7,223
Total assets	25,426	22,744

Long-term debt, including current portion	8,576	8,549
Total liabilities	14,408	13,228

Mandatorily redeemable preferred stock (2)	7	108
Stockholders’ equity	11,011	9,408

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited

Other Data

	For the three months ended
	June 30,
	2005	2004
Nextel branded service

Handsets in service, end of period (in thousands)	16,093	13,902
Net handset additions (in thousands) (3)	550	546
Average monthly minutes of use per handset	900	780
Customer churn rate (4)	1.4%	1.6%

Boost Mobile branded prepaid service
Handsets in service, end of period (in thousands)	1,687	605
Net handset additions (in thousands) (3)	213	68
Customer churn rate (4)	6.2%	NM

Systems minutes of use (in millions)	44,718	32,576
Bad debt expense included in general and administrative (in millions)	$45	$34
Bad debt expense as a percentage of operating revenues	1.2%	1.0%

NM – Not meaningful

CAPITAL EXPENDITURES

(IN MILLIONS)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2005	2004	2005	2004
Cash paid for capital expenditures, excluding capitalized interest and rebanding costs	$1,337	$1,183	$780	$502
Changes in capital expenditures accrued or unpaid	152	(65)	16	79

Capital expenditures, excluding capitalized interest and rebanding cost	1,489	1,118	796	581
Rebanding-related costs, all of which is subject to Transition Administrator approval ($14, $0, $(7) and $0 change in accrued or unpaid)	193	—	112	—
Capitalized interest	4	5	2	2

Total capital expenditures	$1,686	$1,123	$910	$583

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Condensed Consolidated Statements of Cash Flows
(in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2005	2004	2005	2004
Cash flows from operating activities

Net income	$1,129	$1,937	$534	$1,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,026	896	519	453
Change in accrued interest on short-term investments	(1)	(6)	(1)	(3)
Net tax benefit from the release of valuation allowance	(203)	(761)	(25)	(761)
Other	400	(61)	(119)	(270)

Net cash provided by operating activities	2,351	2,005	1,146	761

Cash flows from investing activities

Cash paid for capital expenditures, including capitalized interest and rebanding costs	(1,520)	(1,188)	(901)	(504)
Payments for licenses, investments and other, including rebanding costs	(72)	(243)	(48)	(187)
Proceeds from sale of investment	—	77	—	—
Net changes in short-term investments	(152)	159	(221)	17

Net cash used in investing activities	(1,744)	(1,195)	(1,170)	(674)

Cash flows from financing activities

Repayments under long-term credit facility	(2,178)	(139)	—	(91)
Borrowings under long-term credit facility	2,200	—	—	—
Purchase and retirement of debt securities	—	(827)	—	(636)
Proceeds from issuance of debt securities	—	494	—	—
Proceeds from issuance of stock	190	104	122	36
Repayments under capital lease obligation	—	(9)	—	—
Payment for capital lease buy-out	—	(156)	—	—
Preferred stock dividends and other	(12)	(1)	(7)	(1)

Net cash provided by (used in) financing activities	200	(534)	115	(692)

Net increase (decrease) in cash and cash equivalents	807	276	91	(605)

Cash and cash equivalents, beginning of period	1,479	806	2,195	1,687

Cash and cash equivalents, end of period	$2,286	$1,082	$2,286	$1,082

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Preferred
		stock
	March 31,	exchange and		June 30,
	2005	conversion	Accretion	2005
5.25% convertible senior notes due 2010	$607	$—	$—	$607
9.5% senior serial redeemable notes due 2011, including a deferred premium of $3 and $3	88	—	—	88
6.875% senior serial redeemable notes due 2013, including a deferred premium of $7 and $7 and net of an unamortized discount of $61 and $60	1,419	—	1	1,420
5.95% senior serial redeemable notes due 2014, including a deferred premium of $14 and $14 and net of an unamortized discount of $64 and $63	1,120	—	1	1,121
7.375% senior serial redeemable notes due 2015, net of an unamortized discount of $3 and $3	2,134	—	—	2,134
Bank credit facility	3,200	—	—	3,200
Other	6	—	—	6

Total long-term debt, including current portion	$8,574	$—	$2	$8,576

Zero coupon convertible preferred stock mandatorily redeemable 2013	$110	$(111)	$1	$—
Series B zero coupon convertible preferred stock mandatorily redeemable 2013	—	6	1	7

Total mandatorily redeemable preferred stock (2)	$110	$(105)	$2	$7

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited

Notes to Financial Data

1)	For the six months ended June 30, 2005, our income tax provision was $361 million consisting of an income tax provision of $564 million, based on the combined federal and state estimated statutory rate of about 39%, and a net benefit of $203 million. For the three months ended June 30, 2005, our income tax provision was $272 million consisting of an income tax provision of $297 million, based on the combined federal and state estimated statutory rate of about 39%, and a net benefit of $25 million. The net benefit for the six and three months ended June 30, 2005 is derived primarily from the release of the portion of valuation allowance attributable to the tax impact of recognized capital gains on completed transactions, including the transaction described in the Report and Order during the first quarter 2005, and capital gains that are more likely than not to be recognized on anticipated transactions. The benefit was partially offset by an increase in our tax reserves of $46 million during the first quarter 2005.

2)	In March 2005, we commenced a consent solicitation with respect to our outstanding zero coupon convertible preferred stock to effect certain proposed amendments to the terms of the preferred stock in exchange for a cash consent payment of $15.00 per share or a total of $4 million, which was paid in March 2005. In March 2005, we also made an offer to exchange any and all outstanding shares of the zero coupon preferred stock for an equal number of shares of our newly issued series B zero coupon convertible preferred stock, the terms of which are substantially identical to the terms of the outstanding zero coupon preferred stock after giving effect to the proposed amendments including the right to receive a special dividend of $30.00 per share payable upon conversion of the series B preferred stock into 19.4882 shares of our class A common stock.

All of the shares of outstanding zero coupon preferred stock were properly tendered and accepted and, during the second quarter 2005, we issued shares of our series B preferred stock at the liquidation preference value of $111 million. Also, as of June 30, 2005, holders of the series B preferred stock have converted 229,550 of their shares into 4.5 million shares of our class A common stock at the liquidation preference value of $105 million. As a result of these transactions, we recorded the related special dividend of $7 million and the write-off of unamortized debt financing costs related to the zero coupon preferred stock.

3)	Net handset additions represents gross handsets activated during the period less handsets disconnected from commercial service, in the case of Nextel branded service, or handsets with a zero balance for more than 60 days, in the case of Boost Mobile branded prepaid service.

4)	The customer churn rate is an indicator of customer retention and represents the monthly percentage of handsets that cease to be in service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period, in the case of Nextel branded service, or handsets with a zero balance for more than 60 days, in the case of Boost Mobile branded prepaid service, by the average number of handsets in commercial service during the period.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Number	Exhibit
99.1	Press release dated July 21, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.
By:	/s/ LEONARD J. KENNEDY
	Name:	Leonard J. Kennedy
	Title:	Senior Vice President and General Counsel

Dated: July 21, 2005

INDEX TO EXHIBITS

Number	Exhibit
99.1	Press release dated July 21, 2005.